THIS SHARE MORTGAGE is made on the 30th day of January, 2002.

BETWEEN:-

(1) The Ashton Technology Group, Inc., a company organized under the laws of Delaware, United States of America with its business office at 11 Penn Center, 1835 Market Street, Suite 420, Philadelphia, PA 19103, United States of America (the "CHARGOR"); and

(2) HK Weaver Group Limited, a company incorporated with limited liability in the British Virgin Islands whose registered address is P.O. Box, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (the "LENDER").

WHEREAS:-

(A) This Share Mortgage is made pursuant to the Agreement (as hereinafter defined) between the Chargor and the Lender which sets out the terms and conditions upon which, at the request of the Chargor, the Lender has agreed to make available to the Chargor as borrower a loan of US$500,000.00 (the "LOAN").

(B) The Chargor is the sole legal and beneficial owner of the Shares (as hereinafter defined).

(C) It is one of the conditions of the Loan that the Chargor shall execute in favour of the Lender this Share Mortgage on the terms and conditions hereinafter contained as security for the Indebtedness (as hereinafter defined).

NOW THIS SHARE MORTGAGE WITNESSETH AND IT IS HEREBY AGREED AND DECLARED as follows:-

1.     (A)     All words and expressions  defined in the Agreement shall, unless specifically defined or redefined herein or the context otherwise requires, have the same meaning when used in this Share Mortgage.

       (B)     In this Share Mortgage the following  expressions  shall,  except
               where  the  context  otherwise   requires,   have  the  following
               meanings:-

        "AGREEMENT"           means  the  facility  letter of even date from the
                              Lender and  addressed to and duly  accepted by the
                              Chargor  as  borrower   and  shall   include  such
                              facility letter as amended or supplemented from time to time;

        "BUSINESS DAY"        means  any  day  on  which  banks  and   financial
                              institutions in Hong Kong are open for business but excluding Saturdays and "Business Days" shall be construed accordingly;

        "COMPANY"             means The Ashton Technology Group, Inc., a company
                              incorporated in Delaware, U.S.A.;

        "INDEBTEDNESS"        means (i) all moneys, obligations and liabilities,
                              whether  past,   present  or  future,   actual  or
                              contingent,   primary  or   secondary  or  in  any
                              capacity,  now or at any  time  hereafter  or from
                              time  to  time  due,  in any  currency,  owing  or
                              incurred to the Lender by the Chargor (in each and
                              any case, whether solely or jointly with any other
                              person whomsoever,  in whatever style or form, and
                              whether  as   principal   or  surety)   under  the
                              Agreement, (ii) interest on such moneys (both before and after any demand or judgment) to the date on which the Lender receives payment, at the rates payable by the Chargor under the Agreement or which would have been payable but for any circumstance which restricts payment, (iii) any expense of the Lender in making payment in respect of the Shares on behalf of the Chargor (but without the Lender being under any obligation to do so) as a result of failure by the Chargor to make such payment when due and (iv) all expenses of the Lender in enforcing this Share Mortgage on a full indemnity basis;

        "SHARE MORTGAGE"      means this Share  Mortgage as originally  executed
                              or as it may from time to time be amended or supplemented;

        "SHARES" means the 47,000,000 shares in the issued share capital of Kingsway ATG Asia Limited solely, legally and beneficially owned by the Chargor and such number of share or shares in the Company from time to time remaining mortgaged or charged to the Lender hereunder, and also includes any further shares referred to in clause 5 hereof;

       (C) References in this Share Mortgage to any Ordinance shall (except where the context otherwise requires) be deemed to include any statutory re-enactment thereof or any statutory modification thereof having substantially the same legal effect but not having retrospective effect.

       (D) Words importing the singular number only shall include the plural and vice versa and words importing the masculine, feminine and/or neuter genders shall include the others of them and words importing persons shall include firms and corporations.

2.     (A)     As a continuing  security for the due and punctual payment by the
               Chargor of the Indebtedness, the Chargor hereby deposits with the Lender on or before the date hereof all the share certificates covering the Shares, all of which are hereby warranted by the Chargor to be within its own disposition and control and free from any prior charge or encumbrance of any kind whatsoever, together with related instruments of transfer duly signed by the Chargor in favour of the Lender or its nominee, and the Chargor, as beneficial owner, hereby mortgages, charges, pledges, assigns, transfers, deposits, sets over and confirms the Shares to the Lender.

       (B) Notwithstanding any other provision herein contained, the Chargor hereby consents and authorises the Lender, for so long as the Indebtedness or any part thereof remains outstanding in relation to the Shares hereby charged, to deposit the Shares or any part thereof either for custody purpose or as collateral or security for any loans or advances made to the Lender by any person, firm, company or corporation whatsoever subject to the Chargor's right of redemption hereunder but without notice to the Chargor provided that the Lender shall remain responsible to the Chargor for the Shares so deposited under this authorization and the Chargor hereby acknowledges and agrees that the Shares may be subject to liens of third parties and return of such Shares to the Chargor may be subject to the prior satisfaction of such liens.

3. The security constituted hereunder shall be held by the Lender in accordance with the provisions of this Share Mortgage and the Agreement.

4. The Chargor hereby represents and warrants to the Lender that it is now and will during the continuance of this security be the sole legal and beneficial owner of the Shares, and that the Shares are fully paid up and are free from any lien, mortgage, charge or encumbrance save and except for this Share Mortgage and the first fixed charge hereby created.

5. The Chargor hereby undertakes with the Lender that any bonus stock or shares or warrants or other new securities of a similar nature which may at any time during the continuance of this Share Mortgage be issued in respect of the Shares shall be deposited with the Lender together with the related instruments of transfer in blank duly signed by the Chargor or its nominee(s), and shall thereupon become part of the security hereby effected, and (unless otherwise expressly agreed in writing by the Lender) all dividends and interest and all rights, moneys or property accruing or offered at any time by way of conversion, redemption, bonus, preference, option, rights or otherwise to or in respect of the Shares shall be included in the first fixed charge hereby created.

6.     (A)     The Chargor hereby undertakes with the Lender that it will at any time hereafter (whether before or after the security hereby constituted shall have became enforceable), if and when required by the Lender, execute, do and pass, or cause or procure to be executed, done or passed such legal or other mortgages, charges, pledges, assignments, transfers, assurances, powers of attorney, letters, resolutions, acts and things in favour or for the benefit of the Lender as the Lender shall require over or in respect of the Shares as further security for the Indebtedness or (as the Lender may require) for perfecting the security hereby constituted.

       (B) Any mortgages, charges, pledges, assignments, transfers, assurances, powers of attorney, letters or resolutions to be executed by the Chargor or any the person pursuant to clause 6(A) shall be prepared by or on behalf of the Lender at the cost and expense of the Chargor and shall, in the case of any mortgages, charges or pledges, contain:-

               (i) an immediate power of sale without notice upon the security thereby constituted becoming enforceable,

               (ii) a clause excluding any restrictions imposed by any law on the power of sale, and

               (iii) a clause excluding any restrictions imposed by any law on the consolidation of mortgages or other securities.

7.     (A)     The  Chargor  hereby  undertakes  with the  Lender  that it will, whenever so required by the Lender, forthwith execute and sign all transfers, powers of attorney and other documents which the Lender may require for perfecting the Lender's title to the Shares or vesting the same, or any of them, in a purchaser or in any trustee for or nominee of the Lender.

       (B) In respect of any transfer of the Shares, the Chargor hereby irrevocably authorises the Lender at any time hereafter (whether before or after the security hereby constituted has become enforceable) to date any such transfer if the same be undated, and if the same shall have been therefore in blank to fill in any blanks in favour of the Lender, or any trustee for or nominee of the Lender, or any purchaser.

       (C) The Chargor by way of security hereby irrevocably authorizes the Lender at any time hereafter (whether before or after the security hereby constituted has become enforceable) to insert the name of the Lender or its nominee or (after the security constituted has become enforceable) of any purchaser or to make any alteration or addition in or to any instruments of transfer or documents which the Lender may require for perfecting its title to or for vesting the Shares in the Lender or its nominees or in any purchaser, and to re-deliver the same thereafter, and the Chargor hereby irrevocably appoints the Lender to be its attorney and in its name and on its behalf and as its act and deed or otherwise to execute, seal, deliver or otherwise perfect or do any such transfers and other documents as aforesaid and all such deeds, assurances, agreements, instruments, acts and things which may be required for the full exercise of all or any of the powers hereby conferred or which may be deemed proper on, or in connection with, any sale, disposition or getting in by the Lender of any of the Shares. For the avoidance of doubt, it is hereby agreed that any such power of attorney authorising the sale, disposition or getting in by the Lender of any of the Shares shall only become effective and exercisable upon the security created by this Share Mortgage becoming enforceable.

       (D) The Chargor by way of security hereby further irrevocably authorises the Lender at any time hereafter (whether before or after the security hereby constituted has become enforceable), insofar as the Shares or any part thereof are not in boardlots, to split the Shares or any part thereof into boardlots at the expense of the Chargor as the Lender may in its absolute discretion require.

       (E) The Chargor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which the Lender may execute or do pursuant to clause 7(B) or 7(C) or 7(D) hereof.

8.     (A)     The Lender may at any time after the security hereby  constituted has become enforceable exercise at its discretion (in the name of the Chargor or  otherwise  and
               without  any  further  consent  of  authority  on the part of the
               Chargor or  otherwise)  in  respect  of any of the voting  rights attaching  to the  Shares  or  any  of  them  or as  regards  any subscription, conversion or other rights in respect thereof or as regards any merger, consolidation,  reorganisation,  receivership
               or  insolvency   proceedings,   composition   or  arrangement  in
               connection therewith or otherwise, as if the Lender were the sole beneficial owner of the Shares.

       (B) The Lender shall, at all times after the Shares are transferred into its name or the name of its nominees, trustees or agents and before the security hereby constituted has become enforceable, act in accordance with the written instructions of the Chargor in relation to attendance at meetings and voting in respect of the Shares or as regards any subscription, conversion or other rights in respect thereof or as regards any merger, consolidation, reorganization, receivership or insolvency proceedings, compromise or arrangement in relation therewith and shall procure that its nominee, trustees and agents shall do so Provided always that (i) in the absence of any specific written instructions received in the above respects from the Chargor, none of the Lender, its nominees, trustees or agents shall be under any duty to investigate or participate therein or take any action in connection therewith; and (ii) none of the Lender, its nominees, trustees or agents shall be under any duty or responsibility in respect of any proxy received by them in respect of the Shares or for sending such proxy or for giving any notice of receipt of the same to the Chargor.

       (C) The Chargor hereby undertakes with the Lender to pay duly and promptly all calls which may from time to time be made in respect of any unpaid moneys in respect of the Shares and any other moneys which the Lender may lawfully be required to pay in respect of any of the Shares and in the event of default the Lender may, if it thinks fit, make such payments on behalf of the Chargor. Any money expended by the Lender under this clause 8 shall be deemed to be properly paid by the Lender.

9.     (A)     The  Chargor  hereby  undertakes  with the  Lender  to pay to the
               Lender, on demand, all costs, charges and expenses incurred hereunder by the Lender and all other moneys paid by the Lender in perfecting or otherwise in connection with this security or in respect of the Shares, including all moneys expended by the Lender under clause 8 hereof, and all costs, charges and expenses incurred by the Lender in respect of all proceedings for enforcement of the security hereby constituted (whether or not such costs, charges, expenses and moneys, or part thereof, would be allowable upon a party and party or solicitor and own client taxation by a court), together with interest thereon at a rate determined by the Lender in accordance with clause 7 of the Agreement for the period from the date upon which such costs, charges, expenses or moneys were incurred or expended (as the case may be) until the date of the reimbursement in full thereof by the Chargor.

       (B) All moneys from time to time owing by the Chargor under or pursuant to clause 9(A) hereof shall be charged on the Shares, and the charge hereby conferred shall rank in priority to the charge created hereunder to secure the Indebtedness and shall be in addition and without prejudice to any and every other right, power, remedy, lien or security which the Lender may have or but for the said charge would have had for the moneys hereby secured, or any part thereof.

10.    (A)     The Chargor makes the following representations and warranties to the Lender:-

               (i) it is a company incorporated with limited liability and in good standing under the laws of Delaware, United States of America and has the corporate power and authority and the legal capacity to create the security herein contained and to perform and observe its obligations hereunder;

               (ii) the execution, delivery and performance of this Share Mortgage has been (or when executed will have been) duly authorised by all necessary action of the Chargor under all applicable laws and regulations of Delaware, United States of America and this Share Mortgage constitutes (or when executed will constitute) a valid and legally binding obligation of the Chargor in accordance with its terms;

               (iii) except as disclosed on Schedule 10(A)(iii), it is not in default in the payment of any principal of or interest on any indebtedness for borrowed money and is not in breach of or in default in any respect under any other provision of any indenture, deed of trust, agreement or other instrument to which it is a party and under or subject to which any such indebtedness for borrowed money has been issued and is outstanding and (to the best of its knowledge and belief) no event, condition or act which with the giving of notice or lapse of time, or both, would constitute an event of default under any such indenture, deed of trust, agreement or other instrument has occurred or is continuing which has not been properly waived or remedied thereunder;

               (iv) except as disclosed on Schedule 10(A)(iv), no litigation, arbitration or administrative proceeding of a material nature before or of any court, tribunal, arbitrator or governmental authority is presently taking place, pending or to its knowledge (having made all reasonable enquiries) threatened against it, or any of its properties or assets which could result in an adverse change in the business, assets or condition of the Chargor;

               (v) neither the execution and delivery of this Share Mortgage nor the performance or observance by the Chargor of any of its obligations hereunder will or would:-

                         (aa) conflict  with,  or  result  in any  breach  of or
                              default under, any provision of any law, order, agreement, instrument, franchise, concession, license, permit, liability, obligation or duty applicable to the Chargor or by which it is bound; or

                         (bb) cause   any   limit   on  any  of  the   borrowing
                              guaranteeing, charging or other powers of the Chargor (whether imposed by its Constitution Documents, Bye-laws, or by agreement, instrument or otherwise), or upon any of the power of its board of directors to exercise any of such powers, or any other limit affecting the Charger, to be exceeded; or

                         (cc) create or result in or (except as may be  provided
                              herein) oblige the Chargor to create any lien, charge, security interest or other encumbrance on the whole or any part of the Chargor's property, assets or revenues, present or future;

       (B) The Chargor further represents and warrants to and undertakes with the Lender that each of the representations and warranties contained in clause 10(A) hereof shall continue in full force and effect and shall be deemed to be repeated on each day on which the Indebtedness or any party thereof remains outstanding by reference to the facts and circumstances then subsisting.

11. The Chargor hereby further covenants and undertakes with the Lender that so long as the Indebtedness or any part thereof remains outstanding, it will:-

               (i)       provide  to  the  Lender  all   financial   information
                         relating to the Chargor;

               (ii) procure that the Company shall provide the Lender promptly with all financial information relating to the Company as the Lender may from time to time reasonably require;

               (iii) give prompt written notice to the Lender on any acquisition or disposal (direct or indirect, whether by a single transaction or by a number of transactions, whether related or not, and whether at the same time or over a period of time) by the Company of any company or assets with value equal to or exceeding 10% of its consolidated total assets; and

               (iv) ensure that the business of the Chargor (whether or not carried on or conducted through any its subsidiaries or associated companies) shall be run and managed properly, efficiently and on an arm's length basis and that shall remain in a solvent and healthy financial position.

       (B) The Chargor hereby further covenants and undertakes with the Lender that so long as the Indebtedness or any part thereof remains outstanding, it will not save with the Lender`s written consent:-

               (i) sell, assign, sub-divide, transfer or otherwise dispose of the Shares, or any part thereof, or any interest herein, or enter into any agreement so to do; or

               (ii) (save for the charge created herein in favour of the Lender) create or agree to create or permit to arise any mortgage, charge, pledge or any other encumbrance over or in respect of the Shares, or any part thereof, or any interest therein, or enter into any agreement so to do; or

               (iii) enter into any agreement or incur any obligation which might materially and adversely affect its financial or other conditions.

12. The Chargor hereby further covenants and undertakes with the Lender that for so long as the Indebtedness or any part thereof or any other sum owing under the Agreement remains outstanding it will notify the Lender in writing as soon as it becomes aware of the occurrence of any event which might adversely affect its ability to perform its obligations under this Share Mortgage.

13. The Chargor shall not have any right to claim against the Lender in respect of any loss arising out of any sale pursuant to this Share Mortgage, howsoever such loss may have been caused (save and except gross negligence or willful default of the Lender) and whether or not a better price could or might have been obtained on the sale of any of the Shares by either deferring or advancing the date of such sale or otherwise howsoever.

14. No restrictions imposed by any ordinance or law in force in Hong Kong or elsewhere on any power of sale or on the consolidation of mortgages or other securities shall apply to this security.

15. No person dealing with the Lender, or with its brokers or agents, shall be concerned to enquire whether the security hereby constituted has become enforceable, or whether the power exercised or purported to be exercised has become exercisable, or whether any moneys remain due upon the security of this Share Mortgage, or as to the necessity or expediency of the stipulations and conditions subject to which any sale of any of the Shares shall be made, or otherwise as to the propriety or regularity of any sale of any of the Shares, or to see to the application of any money paid to the Lender, or its brokers or agents, and in the absence of fraud on the part of such person such dealing shall be deemed so far as regards the safety and protection of such person to be within the powers hereby conferred and to be valid and effectual accordingly, and the remedy of the Chargor in respect of any irregularity or impropriety whatsoever in the exercise of such powers shall be in damages only.

16. Upon any sale of any of the Shares, the receipt of the Lender, for the purchase money of the Shares sold shall effectually discharge the purchaser or person paying the same therefrom and from being concerned to see to the application or being answerable for the loss or misapplication thereof.

17. All moneys received by the Lender arising from any sale of any of the Shares under the power hereby conferred shall be applied as follows:-

       FIRST: in or toward payment or satisfaction of all costs, charges, expenses and liabilities incurred and payments made by or on behalf of the Lender in connection with such sale together with, in every such case, interest thereon at the rate provided for in clause 9(A) hereof;

       SECOND: any amount owing to the Lender by the Chargor under this Share Mortgage;

       THIRD: in or towards the payment to the Lender of the Indebtedness in accordance with the Agreement, until the whole of the Indebtedness shall have been certified by the Lender as having been paid in full and discharged; and

       FOURTH: following such payments the remaining balance (if any) shall be paid to the Chargor or as it may direct.

18.    (A)     The security  hereby  constituted is to be a continuing  security
               and   accordingly   shall  remain  in  operation  until  all  the
               Indebtedness and all moneys hereby undertaken to be paid or intended to be hereby secured have been paid off or satisfied in full.

       (B) The security hereby constituted shall forthwith become enforceable if the Indebtedness (or any part thereof) shall not have been paid in full by the Chargor at maturity or when the same otherwise falls due under the terms of the Agreement, and the Lender may, at any time thereafter, sell the Shares, or any of them, at any time and in any way which the Lender may, deem expedient. It is hereby declared and agreed by the Chargor and the Lender that if the Lender exercises its right of sale as aforesaid and part of the Shares are sold, the remaining Shares unsold shall, for so long as the Indebtedness remains outstanding, continue to be security for the same.

19. The security hereby constituted shall not be in any way affected, diminished or discharged by the taking, holding, varying, non-enforcement, realisation, release or failure to renew or perfect or enforce by the Lender of any other security for all or any of the Indebtedness or for all or any of the other sums, payment of which is hereby undertaken to be made or which are otherwise hereby secured, or by any time, indulgence, concession, dealing or other things done or omitted or neglected to be done by the Lender in relation to any such other security, or the Chargor or any other person, and is in addition to and not in substitution for any other security which the Lender may at any time take or hold for the payment of all or any of the Indebtedness, or of all or any of such moneys, and may be enforced without first having recourse to such other security, and without taking any steps against the Borrower or any other person. As used in this clause 19, the word "security" includes (without limitation) any guarantee, indemnity, pledge, lien, bill, note, mortgage, charge, debenture, power of attorney, or other similar instrument, document or security and any right, power or remedy thereunder or in respect thereof.

20. Any waiver by the Lender of any breach of any of the undertakings, terms or conditions contained herein or other relaxation or indulgence granted at any time by the Lender to the Chargor or any other person, shall, without any express reservation to that effect by the Lender, be deemed to be without prejudice to and shall not affect the exercise at any time thereafter by the Lender of all or any of its rights, powers and remedies hereunder as though no such waiver had been made or relaxation or indulgence granted. No failure or delay by the Lender in exercising or enforcing any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise, enforcement or waiver of any right, power or remedy preclude their further exercise or enforcement, or the exercise or enforcement of any other right, power or remedy as though no waiver had been made and no relaxation or indulgence granted. The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers or remedies provided by law.

21. If all the Indebtedness and all other moneys payment of which is hereby undertaken to be made or which are intended to be hereby secured shall have been duly paid and all the agreements, undertakings, terms and conditions herein contained to be performed and observed by the Chargor shall have been duly performed and observed, the Lender shall at any time thereafter, at the request and cost of the Chargor, discharge and release this Share Mortgage and the security hereby created and release, re-assign and transfer all the Shares to the Chargor or as the Chargor shall direct Provided however always that the Lender shall not be bound to return the securities bearing serial numbers identical with the Shares charged to the Lender so long as the securities returned are of the same class. denomination and nominal amount and rank pari passu with those originally charged to the Lender.

22.    (A)     Any  notice  or other  communication  given  or made  under or in connection with the matters contemplated by this Share Mortgage shall be in writing.

       (B) Any such notice or other communication shall be addressed as provided in schedule and, if so addressed, shall be deemed to have been duly given or made as follows:-

               (i) if sent by personal delivery, upon delivery at the address of the relevant party;

               (ii) if sent by post, two Business Days after the date of posting;

               (iii)     if sent by telex or facsimile, when despatched; and

               (iv)      if sent by cable, one Business Day after despatch.

       (C) A party may notify the other party to this Share Mortgage of a change of name, relevant addressee, address or facsimile number for the purposes of this clause 22 provided that such notification shall be effective on:-

               (i) the date specified in the notification as the date on which the change is to take place; or

               (ii) if no date is specified or the date specified is less than five clear Business Days after the date on which the notice is given, the date falling five clear Business Days after notice of any such change has been given.

       (D) Any legal process including any writ or originating summons or otherwise and any other summons or notice to be served on the Chargor by the Lender or by the Chargor on the Lender in any legal proceeding or action in any court or tribunal shall be deemed to be sufficiently and duly served on the Chargor or the Lender (as the case may be) forty-eight (48) hours after having been left or sent by ordinary pre-paid post to the Chargor or the Lender (as the case may be) at its registered office or usual place of business in Hong Kong and in proving such service it shall be sufficient to prove that the legal process or summon or notice was properly addressed and posted or properly left (as the case may be) irrespective of whether the same is returned to the Lender or the Chargor (as the case may be) through the post undelivered to the Chargor or the Lender (as the case may be).

       (E) The Chargor hereby irrevocably and unconditionally designates, appoints and empowers __________________ of ________________ (the
               "Agent") as its authorised agent to receive and acknowledge for an on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong when and as such legal action or proceeding may be brought in connection with this Share Mortgage. The Chargor hereby consents and agrees that any writ, summons, order, judgment or other notice of legal process shall be sufficiently served on it if delivered to the Agent for service aforesaid at the aforesaid address whether or not the Agent gives notice thereof to the Chargor. The Chargor agrees that it will at all times continuously maintain a service agent for accepting service of process in Hong Kong with respect to this Share Mortgage, and in the event that, for any reason, the Agent (or its successor) shall no longer serve as agent of the Chargor to receive service of process as aforesaid, the Chargor shall promptly appoint a successor so to serve and shall advise the Lender thereof. Notwithstanding anything herein before contained, the Lender reserves the right to serve process on the Chargor in any other manner permitted by law.

23. No provision hereof may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by both parties hereto.

24. Any provision hereof prohibited by or being unlawful or unenforceable under any applicable law actually applied by any court of competent jurisdiction shall, to the extent required by such law, be severed from this Share Mortgage and rendered ineffective so far as is possible without modifying the remaining provisions of this Share Mortgage. Where, however, the provisions of any such applicable law may be waived, they are hereby waived by the parties hereto to the full extent permitted by such law to the end that this Share Mortgage shall be valid and binding and enforceable in accordance with its terms.

25.    (A)     This  Share  Mortgage  shall be  binding  upon and  ensure to the benefit of the parties hereto and their respective successors and permitted assigns (as the case may be), but the Chargor shall not assign or transfer any of their rights and obligations hereunder.

       (B) If the Lender shall assign the whole or any part of its rights under the Agreement in accordance with the terms thereof it may also assign the whole or the appropriate portion of its rights hereunder, in which event references herein to the Lender shall thenceforth be deemed to include a reference to such assignee to the extent of its interest.

26.    (A)     This Share  Mortgage  shall be governed by and  construed  in all respects  in  accordance  with  the  laws  of Hong  Kong  Special
               Administrative Region, and the Chargor hereby irremovably submits
               to  the   jurisdiction   of  the  courts  of  Hong  Kong  Special
               Administrative Region.

       (B) The submission of the Chargor to the jurisdiction of the courts of Hong Kong Special Administrative Region shall not limit the right of the Lender to take proceedings in the courts of any other country having, claiming or accepting jurisdiction over the Chargor, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

27. The Chargor shall be responsible for and pay all costs, charges and expenses (including legal fees) incurred or to be incurred by the Lender in connection with the negotiation, preparation, execution and enforcement of this Share Mortgage.

28. This Share Mortgage may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

IN WITNESS whereof the parties hereto have been executed this Share Mortgage on the day and year first above written.

                                    SCHEDULE


The relevant addressee, address and facsimile number of each party for the purpose of clause 22 of this Agreement:-

CHARGOR

Name                      :       The Ashton Technology Group, Inc
For the attention of      :       Mr. William W. Uchimoto
Address                   :       11 Penn Center, 1835 Market Street
                                  Suite 420
                                  Philaedelphia, PA 19103
                                  United States of America
Facsimile No.             :       (215) 789 3305



LENDER

Name                      :       HK Weaver Group Limited
For the attention of      :       Mr. Richard Yin
Address                   :       c/o 5th Floor, Hutchison House,
                                  10 Harcourt Road, Central, Hong Kong
Facsimile No.             :       (852) 2869 8867

                                   UNDERTAKING



TO:      HK Weaver Group Limited (the "LENDER")

A Loan of US$500,000 (the "LOAN") to The Ashton Technology Group, Inc. (the "Borrower") by the Lender

I, William Uchimoto of Ashton Technology Group, Inc. , have been provided with a copy of the following loan/security documents relating to the captioned matter (collectively, the "Documents") for reference:-

(a)  A facility  letter dated  January 30, 2002,  duly accepted by the Borrower;
     and

(b) A Share Mortgage dated January 30, 2002, over the 47,000,000 shares in the capital of Kingsway ATG Asia Limited executed by the Borrower in favour of the Lender as security of the Loan.

In consideration of the Lender agreeing to grant to the Borrower the captioned loan facility, I/We hereby unconditionally and irrevocably agree to act as agent to receive and acknowledge from time to time and at all times for and on behalf of the Borrower service of any writ, summons, order, judgment or other notice of legal process in respect of the Documents in Hong Kong, when and as such legal action or proceeding may be brought.

I/We hereby further agree and undertake with you that during the continuance in force of the agreement, my/our appointment as agent of the Borrower as aforesaid shall be irrevocable, save and except with your prior written consent.

In this Undertaking, words denoting the singular shall include the plural, and vice versa.

SIGNED   /s/ William W. Uchimoto                  )
By       William W. Uchimoto                      )

                                          )
in the presence of:-                      )
                                          )
                                          )



Dated    January 30, 2002